Exhibit 10.14

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO BUYER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

1847 ICU HOLDINGS INC.

6% SUBORDINATED PROMISSORY NOTE

U.S. $201,483.58	February 9, 2023

FOR VALUE RECEIVED, 1847 ICU HOLDINGS INC., a Delaware corporation (the “Buyer”), hereby promises to pay to the order of LMS Capital (Bermuda) Limited (the “Holder”), the principal sum of Two Hundred and One Thousand Four Hundred and Eighty Three Dollars and Fifty Eight Cents (the “Principal”) in lawful money of the United States of America, together with accrued interest thereon at the rate of six percent (6%) per annum, as provided in this Note. Unless earlier repaid or due in accordance with this Note, the then outstanding Principal amount together with all accrued but unpaid interest and any other amounts payable under this Note shall mature and become due on the first (1st) anniversary of the date of this Note (the “Maturity Date”).

This Subordinated Promissory Note (this “Note”) has been issued in connection with that certain Agreement and Plan of Merger, dated December 21, 2022 (the “Merger Agreement”), among the Buyer, 1847 ICU Acquisition Sub Inc., a Delaware corporation (“Merger Sub”), ICU Eyewear Holdings Inc., a California corporation (the “Company”), and San Francisco Equity Partners, as the Stockholder Representative, pursuant to which Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation. Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Merger Agreement. This Note, together with any similar notes issued by Buyer to any of the other Stockholders in connection herewith, are referred to in the Merger Agreement as the “Stockholders Subordinated Notes”.

The following is a statement of the rights of the Holder and the terms and conditions to which this Note is subject, and to which the Holder by acceptance of this Note, agrees:

1. Principal Repayment.

(a) The Principal shall be paid together with all accrued and unpaid Interest and all other amounts payable hereunder in full on the Maturity Date.

(b) The Principal is subject to adjustment pursuant to the terms of the Merger Agreement, including but not limited to, a reduction or increase of the Principal as described in Section 3 below.

(c) Buyer may prepay the Principal and accrued, but unpaid, interest thereon in whole or in part, without penalty or premium, upon ten (10) Business Days’ prior written notice to the Holder.

2. Interest.

(a) Interest. Interest (“Interest”) on the outstanding Principal shall accrue and be paid at the rates and at the times provided in this Note. Except as otherwise provided in this Note, Interest shall accrue on the aggregate then outstanding Principal at the rate of six percent (6%) per annum (the “Interest Rate”) and shall be paid on the Maturity Date. All computations of Interest hereunder shall be made on the basis of a 360-day year of twelve 30-day months.

(b) Default Interest. If an Event of Default, or an event which, with the giving of notice or passage of time could become an Event of Default, has occurred and thereafter during the continuation of such Event of Default, or if any amount payable under this Note is not paid when due (without regard to any applicable grace periods), whether at maturity, by acceleration or otherwise, the then outstanding Principal and all accrued but unpaid Interest and all other amounts due hereunder shall accrue interest at a rate equal to ten percent (10%) per annum (the “Default Rate”) until (i) such Event of Default is cured (if curable) or such delinquent payment is paid in full, as applicable, and (ii) all Interest accrued at such Default Rate (the “Default Interest”) has been paid in full.

3. Adjustments to Principal.

(a) The Principal of this Note may be adjusted pursuant to Section 2.07 or Section 8.07 of the Merger Agreement.

(b) In the event that the Principal of this Note is adjusted pursuant to either Section 2.07 or Section 8.07 of the Merger Agreement, Buyer shall execute and issue a new note to Holder in the same form as this Note; however, such new Note shall reflect the updated principal amount of this Note as calculated in accordance with either Section 2.07 or Section 8.07, as applicable, and the new Note will include a provision indicating that upon issuance of such new Note, this Note is cancelled and superseded by the new Note; provided, however, that the maturity date under the new Note issued pursuant to this Section 3(b) shall remain unchanged from the maturity date of this Note.

4. Events of Default. The occurrence of any of the following events shall constitute an event of default under this Note (each, an “Event of Default”):

(a) Failure to Pay. Buyer shall default in the payment of the Principal or accrued Interest as and when due and payable hereunder, whether by acceleration or otherwise and such failure continues for two (2) Business Days after the original due date of such payment.

(b) Breach of Covenants. Buyer materially breaches, or defaults in any material manner in the observance or performance of, any covenants, obligations, conditions or agreements set forth in the Merger Agreement, this Note, or any other agreement, certificate or other instrument executed and delivered or entered into by Buyer in connection with the transactions contemplated by the Merger Agreement (collectively, the “Transaction Documents”), other than a payment default as specified in subsection 4(a) above, and (if curable) such breach or default has continued for a period of thirty (30) calendar days after the date on which such breach or default occurs or any officer of Buyer becomes aware of such breach or default.

(c) Breach of Representations and Warranties. Buyer materially breaches any representation or warranty contained in the Transaction Documents or any such representation or warranty of Buyer contains an untrue or misleading statement of a material fact as of the date made, and Buyer shall have failed to cure such breach or failed to address the adverse effects of such untrue or misleading statement to the reasonable satisfaction of the Holder, within thirty (30) calendar days after the date on which such breach occurs or any officer of Buyer becomes aware of such breach or such untrue or misleading statement.

(d) Insolvency; Bankruptcy. If Buyer or the Surviving Corporation shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of its creditors; (iii) in the absence of such application, consent or acquiescence in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for any part of its property; (iv) voluntarily commence, or otherwise consent to, acquiesce in or permit the commencement of, any bankruptcy, reorganization, debt arrangement or any other case or proceeding under any bankruptcy or insolvency law, seeking relief from creditors or any reorganization, arrangement, adjustment, dissolution, winding up, liquidation or other relief with respect to, or any debts of, Buyer or the Surviving Corporation; (v) take any action for the purpose of effecting any of the foregoing; or (vi) if any case, proceeding or other action of a nature referred to in clause (iv) above is involuntarily commenced against Buyer or the Surviving Corporation which (A) results in the entry of any order for relief against Buyer or the Surviving Corporation, as applicable, or (B) is not dismissed or discharged within 60 days of commencement.

(e) Change of Control. Buyer or the Surviving Corporation experiences a Change of Control. “Change of Control” means (i) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), obtaining “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act) in 50% or more of the equity interests of Buyer entitled to vote for the election of members of the board of directors or equivalent body of Buyer; (ii) the consummation by Buyer of a merger, consolidation, reorganization or similar transaction, other than a transaction in which substantially all of the holders of the outstanding ownership interests in Buyer immediately prior to the consummation of the transaction hold or receive directly or indirectly 50% or more of the outstanding ownership interests of the resulting entity or a parent company thereof; (iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of Buyer and its subsidiaries to a third party; or (iv) the sale by Buyer of the Surviving Corporation to any third party, whether by means of a sale of ownership interests, merger, sale of assets or otherwise; provided that (A) a transaction shall not constitute a Change of Control if the sole purpose is to change the state of incorporation of Buyer or to create a holding company that will be owned in substantially the same proportions by the individual(s) or entity(ies) who held Buyer’s ownership interests immediately prior to such transaction, and (B) an initial public offering of Buyer shall not constitute a Change of Control.

5. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuation of such Event of Default, the Holder may, by written notice to Buyer, declare the outstanding Principal, together with all accrued and unpaid Interest thereon and all other amounts payable hereunder, immediately due and payable, without presentment, demand, protest, or any other notice or action of any kind, all of which are hereby expressly waived by Buyer; provided, however, upon the occurrence of any Event of Default described in Section 4(d), immediately and without notice, declaration or any other action on the part of the Holder, the outstanding Principal, together with all accrued and unpaid Interest thereon and all other amounts payable hereunder, shall automatically become immediately due and payable. In addition to the forgoing remedies, upon the occurrence and during the continuance of any Event of Default, the Holder may exercise any or all of its rights, powers or remedies under the Transaction Documents or applicable Law, whether by suit in equity, action at law, or both.

6. Covenants. Until all amounts outstanding under this Note have been paid in full:

(a) Maintenance of Existence; Qualification. Buyer shall: (i) preserve and maintain its and the Surviving Corporation’s corporate existence, and (ii) take all actions necessary to preserve and maintain all rights, privileges, and franchises necessary for it and the Surviving Corporation to conduct business in all states and other jurisdictions in which the nature of its business requires qualification to do business.

(b) Notice of Event of Default. Upon the occurrence of an Event of Default or of any event which, with the giving of notice or the passage of time would constitute an Event of Default, as soon as possible thereafter, and in any event within five (5) Business Days after Buyer becomes aware that such Event of Default or other event has occurred, Buyer shall notify the Holder in writing of the nature and extent of such Event of Default and the action, if any, Buyer has taken or proposes to take with respect to such Event of Default.

7. Subordination. All claims of the Holder to principal, interest and any other amounts at any time owed under this Note (collectively, “Junior Indebtedness”) are hereby expressly subordinated in right of payment, as herein set forth, to the prior payment in full of all Senior Indebtedness (as defined below). No payment under Junior Indebtedness shall be made by Buyer, nor shall the Holder exercise any remedies under the Junior Indebtedness (including taking any legal action (whether judicial or otherwise) to collect the Junior Indebtedness), if, at the time of such payment, exercise or immediately after giving effect thereto, (i) there shall exist any “Default” or “Event of Default” under any agreements governing any of the Senior Indebtedness or (ii) the maturity of any of the Senior Indebtedness has been accelerated and such acceleration has not been waived or such Senior Indebtedness has not been paid in full; provided, however, that (x) in the event that the holder of any Senior Indebtedness accelerates such Senior Indebtedness, then the Holder may accelerate the indebtedness evidenced by this Note, and (y) if Buyer is permitted under the terms of the Senior Indebtedness to pay an amount due and owing under this Note and fails to make such payment, then so long as the terms of the Senior Indebtedness do not prohibit such action, the Holder may exercise its rights to be paid such amount, but only such amount (and Holder shall not be permitted to accelerate hereunder). Each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, shall be entitled to rely on the subordination provisions set forth in this Note. Upon the request of Buyer or any holder of Senior Indebtedness, the Holder shall confirm (in writing) the above subordination provisions and shall execute and deliver such additional subordination agreements as any holder of Senior Indebtedness may require. For purposes hereof, “Senior Indebtedness” means, all indebtedness of Buyer or any of its Affiliates (as defined in the Merger Agreement) outstanding on the date of the execution of this Note, to banks, insurance companies, other financial institutions, private equity funds, hedge funds or other similar funds, unless in the instrument creating or evidencing such indebtedness it is provided that such indebtedness is not senior in right of payment to this Note. Senior Indebtedness shall also include indebtedness for taxes owed to federal or state agencies and other indebtedness that by operation of law has a right that is senior to the Junior Indebtedness.

8. Mutilated, Destroyed, Lost or Stolen Note. If this Note shall become mutilated or defaced, or be destroyed, lost or stolen, Buyer shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to Buyer. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to Buyer: (i) evidence to its reasonable satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity (which shall not include the posting of any bond) as may be reasonably required by Buyer to hold Buyer harmless.

9. Waiver of Demand, Presentment, etc. Buyer hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. Buyer agrees to reimburse the Holder upon demand for all reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorney’s fees and legal expenses) incurred by or on behalf of the Holder in connection with the Holder’s enforcement of any or all of its rights or remedies under this Note, including endeavors to collect any amounts payable hereunder which are not paid when due, whether at maturity, by acceleration or otherwise (“Costs”).

10. Payment. All payments with respect to this Note shall be made in lawful money of the United States of America no later than 5:00 p.m. Eastern Time on the date on which such payment is due by check, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time, or by wire transfer of immediately available funds to Holder’s account at a bank specified by Holder in writing to Buyer from time to time. The receipt by the Holder of immediately available funds with respect to this Note shall constitute a payment of Principal and Interest then due and payable hereunder and shall satisfy and discharge the liability for such amounts of Principal and Interest on this Note to the extent of the sum represented by such payment. Payments shall be credited first to Costs, if any, second to the payment of any accrued Default Interest and then all other accrued Interest then due and payable; and third, the remainder applied to the Principal.

11. Assignment. The rights and obligations of Buyer and the Holder with respect to this Note shall be binding upon, and inure to the benefit of, their respective successors and permitted assigns. Buyer may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Holder. This Note may be assigned or transferred, in whole or in part, by the Holder to any Person at any time as follows. To complete an assignment or transfer this Note, the Holder shall deliver a completed and executed Form of Assignment substantially in the form attached hereto as Exhibit A and surrender and deliver this Note for registration of transfer to Buyer’s office or such other address which Buyer shall designate, upon receipt of which a new Note, in the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to and registered in the name of the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued and registered to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Note that the Holder has in respect of this Note. Interest and principal are payable only to the registered Holder of this Note set forth on the books and records of Buyer.

12. Waiver and Amendment. Any provision of this Note, including, without limitation, the due dates hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Buyer and the Holder. The waiver of any provision of this Note shall not operate or be construed to be a waiver of any other provision hereof.

13. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of the Merger Agreement.

14. Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced solely and exclusively in accordance with the laws of the State of Delaware without regard to any statutory or common-law provision pertaining to conflicts of laws. The Parties hereby irrevocably and unconditionally (i) agree that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the state and federal courts of competent subject matter jurisdiction located in the State of Delaware; and (ii) submit to the personal jurisdiction of any such courts in any such action, suit, or proceeding. Final judgment against a party hereto in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. The Parties further agree that the mailing of any service process shall constitute valid and lawful service process against each Party hereto. The Parties waive any claim that that any of the foregoing courts is an inconvenient forum. Nothing in this Section shall affect the right of the Holder to: (i) commence legal proceedings or otherwise sue Buyer in any other court having jurisdiction over Buyer; or (ii) serve process upon Buyer in any manner authorized by the laws of any such jurisdiction.

15. Severability. If one or more provisions of this Note are held to be unenforceable under applicable Law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

16. Headings. Section headings in this Note are for convenience only and shall not be used in the construction of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, Buyer has caused this Note to be issued as of the date first above written.

1847 ICU HOLDINGS INC.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

[Signature page to Seller Note]

Exhibit A

FORM OF ASSIGNMENT

TO: 1847 ICU HOLDINGS INC.

FOR VALUE RECEIVED, the undersigned (“Assignor”) hereby sells, assigns and transfers unto                                   (name),                                                                                                             (address) (“Assignee”), all of Assignor’s right, title, and interest in and to US$                                                of that certain 6% Subordinated Promissory Note, dated as of the                 day of                               , 2022 (the “Note”), issued by 1847 ICU Holdings Inc. ( “Buyer”) to the order of Assignor, as Holder, including any and all accrued and unpaid interest owing on the amount specified above, registered in the name of the undersigned on the records of Buyer, and irrevocably appoints Buyer as its attorney-in-fact to transfer the said Note on the books or register of Buyer with full power of substitution.

DATED this               day of,                                                , 202     .

(Signature of Registered Note Holder)

(Print name of Registered Note Holder)

Instructions:

1.	Signature of Holder must be the signature of the person appearing on the Note

2.	If the transfer of Note is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to Buyer.